UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Continued Discussions with Creditors

Audacy, Inc. (the “Company” or “Audacy”) continues to engage in discussions with its creditors with respect to a number of potential alternatives regarding a restructuring of the Company’s outstanding indebtedness.

Item 1.01	Entry into a Material Definitive Agreement.

2029 Notes First Supplemental Indenture

On October 27, 2023, Audacy Capital Corp. (formerly known as Entercom Media Corp., the “Issuer”), a wholly owned subsidiary of the Company, the guarantors named therein (the “Subsidiary Guarantors”), and Deutsche Bank Trust Company Americas, as trustee and as notes collateral agent entered into a first supplemental indenture (the “First Supplemental Indenture”) to an existing indenture, dated as of March 25, 2021 (the “Base Indenture” and, together with the First Supplemental Indenture, the “2029 Notes Indenture”) governing the terms of the Issuer’s 6.750% senior secured second-lien notes due March 31, 2029 (the “2029 Notes”).

The First Supplemental Indenture extends the grace period before which a default in payment of interest on the 2029 Notes matures into an Event of Default, from 30 days to 60 days. However, such extension will terminate on the earlier of the date on which (a) a failure to pay interest under a Credit Facility (as defined in the Base Indenture) when due constitutes an event of default permitting all unpaid principal, interest accrued and unpaid thereon and other amounts owed or payable under such Credit Facility to be immediately due and payable or (b) the Issuer makes the payment of interest under the Credit Agreement (as defined in the Base Indenture) originally due on October 31, 2023 (either on such original due date or during or after any applicable grace period). Accordingly, the grace period for the interest payment under the 2029 Notes Indenture in the amount of approximately $18 million that was due on September 30, 2023, which, as previously disclosed, the Issuer elected to utilize, now ends on November 29, 2023, unless terminated earlier as described above.

The foregoing summary of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the First Supplemental Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01	Other Events.

2027 Notes Grace Period

The Issuer intends to utilize the 30-day grace period under the existing indenture governing its 6.500% senior secured second-lien notes due May 1, 2027 for the interest payment in the amount of approximately $15 million that is due on Wednesday, November 1, 2023.

Credit Agreement Grace Period

The Issuer intends to utilize the 3-business day grace period under the credit agreement, dated as of October 17, 2016 (as amended, restated, supplemented and/or otherwise modified from time to time), among the Issuer, the guarantors named therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent for the lenders and collateral agent for the secured parties thereunder, for interest payments in the aggregate amount of approximately $17 million that are due on Tuesday, October 31, 2023.

The information set forth in the Explanatory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including statements about the restructuring of the Company, anticipated future financial or operational results, and the Company’s financial position. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the SEC. All of the forward-looking statements in this Current Report on Form 8-K are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided as part of this Current Report on Form 8-K:

Exhibit No.	Title

4.1	First Supplemental Indenture, dated as of October 27, 2023, by and among Audacy Capital Corp. (formerly Entercom Media Corp.), the guarantors named therein, and Deutsche Bank Trust Company Americas.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: October 30, 2023